TRANSACTION STATEMENT UNDER SECTION 13(e) OF THE
                   SECURITIES EXCHANGE ACT OF 1934 AND RULE 13e-3 THEREUNDER



	This Rule 13e-3 Transaction Statement on Schedule 13E-3
(this "Schedule 13E-3") is being filed by Vineyard Oil & Gas
Company (the "Company")pursuant to Section 13(e) of the
Securities Exchange Act of 1934, as amended, and Rule 13e-3 thereunder.

	Concurrently with the filing of this Schedule 13E-3, Vineyard Oil & Gas Company is filing with the Securities and Exchange Commission (the "Commission") a preliminary proxy statement (the "Proxy Statement"). A copy of the Proxy Statement is filed herewith as Exhibit 2. The information in the Proxy Statement is expressly incorporated herein by reference in response to all items of this Schedule 13E-3. The Proxy Statement is in preliminary form and is subject to completion and amendment.

ITEM 1.  ISSUER AND CLASS OF SECURITY SUBJECT TO THE TRANSACTION

	(a)	Issuer Name and Address:
			Vineyard Oil & Gas Company
			10299 West Main Road
			North East, PA 16428-0391

	(b)	Securities Information:
			Title of Securities - Common Stock, no par.
			Shares Outstanding as of 3/31/03 - 5,325,562.5
                  (67,944 held in Treasury).
                  Approximate Number of Holders of Record as of 3/31/03 - 962.
			Shares Authorized - 15,000,000 shares.

	(c)	Trading Market and Price:
			There is currently no established trading market for the securities.

	(d)	Dividends:
	No dividends have been paid on the securities
during the past two years and it is not
anticipated that the Company will be able to pay
any dividends in the foreseeable future.
	(e)	Prior Public Offerings:
	The Company has not made a public offering of securities during the past three years.

	(f)	Prior Stock Purchases:
	The Company has not purchased any of the Company's securities since the commencement of the Company's second full fiscal year preceding the date of this Schedule.

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ITEM 2.  IDENTITY AND BACKGROUND

	This Schedule 13E-3 Statement is being filed by the issuer, Vineyard Oil & Gas Company. Information regarding the persons specified in Instruction C to the Schedule is incorporated herein by reference to the Proxy Statement under the Captions "Proposed No. 3 - Election of
Directors", "Officer & Director Compensation" and
"Beneficial Ownership of Shares". None of the individuals have been convicted in a criminal proceeding during the past 5 years, nor have any of such persons been involved in a civil proceeding referenced in Instruction C to the Schedule

ITEM 3.  PAST CONTRACTS, TRANSACTIONS OR NEGOTIATIONS

	This Schedule 13E-3 and Statement is being filed by the issuer and there have been no contracts or negotiations between the issuer and any affiliate requiring disclosure under Item 3. There have also been no such contracts or negotiations by any of the persons specified in Instruction
C to the Schedule requiring disclosure under Item 3.

ITEM 4.  TERMS OF THE TRANSACTION

	(a)	Material Terms
	The required information is incorporated herein by reference to the section of the Proxy
      Statement, Exhibit 3 entitled "SUMMARY TERM
      SHEET."

	(b)	Different Terms
			None.


ITEM 5.  PLANS OR PROPOSALS OF THE ISSUER OR AFFILIATE

	If the proposed Rule 13E-3 transaction is approved and occurs, a termination of registration will occur, the issuer may cease to file certain reports, and certain assets of the issuer may be sold and/or mortgaged. The required information is incorporated herein by reference to the sections of the Proxy Statement, entitled "SUMMARY TERM SHEET" and "SPECIAL FACTORS" and "Proposal No. 1, Reverse Stock Split."

ITEM 6.  SOURCE AND AMOUNTS OF FUNDS OR OTHER CONSIDERATION

	The required information is incorporated herein by reference to the sections of Exhibit 2 entitled "SPECIAL
FACTORS" - Certain Effects of Reverse Stock Split Proposal on the Company's Shareholders. It is anticipated that the total funds required will be in the approximate amount of $202,748. These funds will be taken from a combination of available cash, borrowing, and sale of assets. No definitive arrangements for borrowing or sale of assets has been arranged.


ITEM 7.  PURPOSES, ALTERNATIVE REASONS AND EFFECTS

	(a)	Purposes

	The information set forth in the Proxy Statement under the captions "SUMMARY TERM SHEET" and "SPECIAL FACTORS - Purpose and Reasons for the
Reverse Stock Split" is herein incorporated by reference.

	(b)	Alternatives

	The information set forth in the Proxy Statement under the caption "SPECIAL FACTORS - Alternatives
Considered by the Board of Directors" is herein incorporated by reference.





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	(c)	Reasons

	The information set forth in the Proxy statement under the caption "SPECIAL FACTORS - Purpose and Reasons for the Reverse Stock Split" is herein incorporated by reference.

	(d)	Effects

	The information set forth in the Proxy Statement under the captions "SUMMARY TERM SHEET" and "SPECIAL FACTORS - Certain Effects of Reverse
Stock Split and the Reduction in Authorized
Common Stock on the Company's Shareholders" and
"SPECIAL FACTORS - Federal Income Tax
Consequences" is herein incorporated by
reference.

ITEM 8.  FAIRNESS OF THE GOING PRIVATE TRANSACTION

	(a)	Fairness

	The information set forth in the Proxy Statement under the caption "SPECIAL FACTORS - Fairness of the Reverse Stock Split" is herein incorporated by reference.

	(b)	Factors Considered in Determining Fairness

	The information set forth in the Proxy Statement under the caption "SPECIAL FACTORS - Fairness of the Reverse Stock Split" and "SPECIAL FACTORS -
Alternatives Considered by the Board of
Directors" is herein incorporated by reference.



	(c)	Approval of Security Holders

	The information set forth in the Proxy Statement under the caption "SPECIAL FACTORS - Fairness of the Reverse Stock Split" and "PROPOSAL NO. 1
REVERSE STOCK SPLIT - Vote Required" is herein incorporated by reference.

	(d)	Unaffiliated Representative

	The information set forth in the Proxy Statement under the caption "SPECIAL FACTORS - Fairness of the Reverse Stock Split" is incorporated herein by reference.

	(e)	Approval of Directors

	The information set forth in the Proxy Statement under the captions "SPECIAL FACTORS - Fairness of the Reverse Stock Split" and "SPECIAL FACTORS -
Background" is herein incorporated by reference.

	(f)	Other Offers

	The information set forth in the Proxy Statement under the caption "SPECIAL FACTORS - Alternatives
Considered by the Board of Directors" is herein incorporated by reference.

ITEM 9.  REPORTS, OPINIONS, APPRAISALS AND CERTAIN NEGOTIATIONS

(a)-(c)	The required information is incorporated herein
by reference to the sections of Proxy Statement,
Exhibit 1 entitled "SPECIAL FACTORS - Opinion of
Schaffner Knight Minnaugh & Company, P.C."

ITEM 10.  INTEREST IN SECURITIES OF THE ISSUER

	The required information is incorporated herein by reference to the section of the Proxy Statement entitled
"Beneficial Ownership of Shares."

ITEM 11.  CONTRACTS, ARRANGEMENTS OR UNDERSTANDINGS WITH RESPECT
TO THE ISSUER'S SECURITIES

	There are no contracts, arrangements or understandings with respect to the Company's securities to be reported under
Item 11.



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ITEM 12.  PRESENT INTENTION AND RECOMMENDATION OF CERTAIN
PERSONS WITH REGARD TO THE TRANSACTION

	The officers and directors of the Company support the reverse stock split subject to the Rule 13E-3 transaction.
No securities will be sold by such officers and directors except to the extent that they receive payment because they are holders of fractional shares subsequent to the consummation of the reverse stock split.

ITEM 13.  OTHER PROVISIONS OF THE TRANSACTION

	(a)	Appraisal Rights

	The required information is incorporated herein by reference to the sections of the Proxy
Statement 1 entitled "SUMMARY TERM SHEET" and
"Appraisal Rights and Dissenter Rights."

(b) Unaffiliated Security Holders Access to Files and
Counsel.

	No special provisions or agreements have been made by the Company

	(c)	Debt Securities.

			Not applicable.

ITEM 14.  FINANCIAL INFORMATION

	The financial information in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and the Company's Form 10-Q for the quarter ended
March 31, 2003 are filed in paper format by Form SE reference.

	(a)	Audited Statements.

		Annual Reports for years 2001 and 2002 are
            filed in paper format.

	(b)	Unaudited Balance Sheets, etc.

		Form 10QSB for the period ended March 31, 2003 filed in paper format.

(c) Ratio of Earnings to Fixed Charges.


                    2001        2002         3/31/03

Earnings (Loss)   126,200     (71,887)      (360,965)

Fixed Charges  35,238,243  24,651,699     14,066,156

Ratio             0.0036      (0.0029)      (0.0257)

	(d)	Book Value per share.

                                2002              3/31/03
Total Assets                  7,487,190           11,058,107
Total Liabilities            (6,139,171)         (10,071,053)
Net Book Value                1,348,019              987,054

Total Outstanding Shares      5,325,563            5,325,563
Treasure Stock                  (67,944)             (67,944)
Net Outstanding Shares        5,257,619            5,257,619

NBV per share                    0.25                0.19
NBV per share
(net of treasury)                0.26                0.19

ITEM 15.  PERSONS AND ASSETS EMPLOYED, RETAINED OR UTILIZED

	Not Applicable

ITEM 16.  ADDITIONAL INFORMATION

	The information contained in the attached Proxy Statement, including any appendices or exhibits thereto, is incorporated herein by reference.

ITEM 17.  MATERIAL TO BE FILED AS EXHIBITS

	(a)	Loan Agreement.

			None.

	(b)	Fair Value Opinion.

	Valuation Report of Schaffner Knight & Minnaugh
Company, P.C. attached.

	(c)	Contracts, etc.

			None.

	(d)	Disclosure Materials.

			Proxy Statement attached.

	(e)	Appraisal Rights.

			In Proxy Statement attached.

	(f)	Solicitation and Recommendation.

			No written instruction, form or other material for oral solicitations or recommendations.


SIGNATURE

	After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.



						VINEYARD OIL & GAS COMPANY



						By	 /s/ Steve Millis
								Steve Millis, President

						September 12, 2003